Exhibit 99.1
Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

Sanders Morris Harris Group Reports Third Quarter Earnings from
Continuing Operations of $0.05 Per Share; Increases Dividend

HOUSTON, November 9, 2010 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported third quarter earnings from continuing operations of $1.3 million, or $0.05 per share. In the year-earlier period, the Company earned $1.9 million, or $0.07 per share, adjusted to reflect the sale of its Capital Markets division. The Company also stated that it is increasing its quarterly cash dividend by 11% to $0.05 per share of common stock.

Earnings in the quarter include after-tax costs of $795,000, or $0.03 per share, from the Edelman Financial Services office expansion; $463,000, or $0.02 per share, related to the final resolution of litigation concerning a 2005 private placement by the Company’s former Capital Markets division; and $640,000, or $0.02 per share, of losses in its Institutional Services business, primarily its Concept Capital division.

The Company announced that Concept Capital has received approval from FINRA of its New Member Application and has sold its Washington Research Group to MF Global Inc. for $2.4 million. “The spinoff of Concept Capital should be completed during the fourth quarter. We will continue to own a minority ownership position in the business,” said George L. Ball, Chairman and Chief Executive Officer of Sanders Morris Harris Group. “However,” he added, “it will be a passive investment interest, not an operating entity.”

Sanders Morris Harris Group’s client assets at the end of the quarter were $12.1 billion, up $987 million, or 9%, from June 30, 2010. Net client inflows were $139 million for the quarter, with market appreciation adding $848 million. $76 million of the net new client assets came from the recently opened Edelman Financial offices. A total of nine new branches have been opened this year in Chicago, South Florida, metropolitan New York, and greater Washington, DC.

“These offices are continuing to track our plan closely,” said Ric Edelman, President of Sanders Morris Harris Group and the Chief Executive Officer of Edelman Financial Services. “In addition, the legacy Edelman Financial offices are showing significant earnings growth, as are the Company’s other high net worth units. We are making continuing steady progress as a wealth management firm, and have now completed the major steps required to focus solely on that business.”

Mr. Ball noted, “All of our core wealth and asset management divisions had earnings significantly above the prior year’s levels. Our strong balance sheet coupled with a reduction in our funded bank debt to just $14.9 million makes acquisitions in the wealth management sector quite realistic. We are well into the process of exploring accretive opportunities that would complement our existing businesses.”

The higher dividend will be payable on January 19, 2011 to common shareholders of record at the close of business on January 5, 2011. “We believe our prospects for the future are well developed, and want our shareholders to benefit from that growth,” Mr. Ball said.

While Sanders Morris Harris Group intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including general economic and business conditions, tax considerations, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the Board considers relevant.

The Company earned $5.0 million, or $0.17 per share, from continuing operations during the nine months ended September 30, 2010, compared to a loss of $4.7 million, or $0.17 per share, during the first nine months of 2009. The 2009 results reflect a $9.5 million after-tax goodwill and other intangible assets impairment charge. Revenue was $133.9 million during the 2010 period, compared to $125.3 million during the prior year period.

Conference Call

The Company will host a conference call on Tuesday, November 9, 2010 to discuss third quarter 2010 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 28195996. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-8996 (U.S.), (630) 652-3044 (International) and entering the pass code 28195996.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a wealth/asset management company that manages approximately $12.1 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has more than 540 employees in 20 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company's control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company's services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company's services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

Selected Condensed Operating Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Revenue	$41,092	$41,413	$133,901	$125,341
Expenses	39,438	38,671	127,491	134,096
Net	1,654	2,742	6,410	(8,755)
Equity in income of limited partnerships	1,741	1,772	5,331	2,760
Gain on step acquisition	-	-	-	3,000
Income (loss) from continuing operations before income taxes	3,395	4,514	11,741	(2,995)
(Provision) benefit for income taxes	(815)	(1,166)	(3,151)	1,987
Income (loss) from continuing operations, net of income taxes	2,580	3,348	8,590	(1,008)
Loss from discontinued operations, net of tax of $110, $548, $275 and $2,571, respectively	(172)	(840)	(430)	(3,934)
Net income (loss)	2,408	2,508	8,160	(4,942)
Less: Net income attributable to the noncontrolling interest	(1,262)	(1,409)	(3,631)	(3,665)
Net income (loss) attributable to Sanders Morris Harris Group Inc.	$1,146	$1,099	$4,529	$(8,607)

Basic earnings (loss) per common share:
Continuing operations	$0.05	$0.07	$0.17	$(0.17)
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.14)
Net earnings (loss)	$0.04	$0.04	$0.15	$(0.31)

Diluted earnings (loss) per common share:
Continuing operations	$0.05	$0.07	$0.17	$(0.17)
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.14)
Net earnings (loss)	$0.04	$0.04	$0.15	$(0.31)

Weighted average shares outstanding:
Basic	29,153	27,797	29,519	27,689
Diluted	29,155	28,497	29,524	27,689

Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$1,318	$1,939	$4,959	$(4,673)
Discontinued operations, net of tax	(172)	(840)	(430)	(3,934)
Net income (loss)	$1,146	$1,099	$4,529	$(8,607)

GAAP to non-GAAP reconciliation	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
Operating earnings (loss):	Amount	Diluted EPS	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$1,318	$0.05	$4,959	$0.17
Adjustments:
Investment portfolio gains, net of tax	(1,581)	(0.05)	(4,136)	(0.14)
Net operating earnings (loss)	$(263)	$-	$823	$0.03

Weighted average shares outstanding:		29,155		29,524

Edelman expansion expenses:
Total expenses	$39,438
Less: non-Edelman expansion expenses	37,722
Edelman expansion expenses	1,716
Less: noncontrolling interest	(412)
Edelman expansion expenses, net of noncontrolling interest	1,304
Less: tax at 39%	(509)
Edelman expansion expenses, net of tax	$795	$0.03

Institutional services:
Loss from continuing operations before income taxes	$(1,050)
Benefit for income taxes	410
Loss from continuing operations – institutional services, net of tax	$(640)	$(0.02)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
Operating earnings:	Amount	Diluted EPS	Amount	Diluted EPS
Income (loss) from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$1,939	$0.07	$(4,673)	$(0.17)
Adjustments:
Goodwill/other intangible assets impairment charge, net of tax	-	-	9,516	0.35
Investment portfolio gains, net of tax	(1,459)	(0.05)	(3,843)	(0.14)
Operating earnings	$480	$0.02	$1,000	$0.04

Weighted average shares outstanding:		28,497		27,689

Balance sheet data:
Cash and cash equivalents	$33,168
Other tangible net assets	100,549
Tangible net assets	133,717
Shareholders' equity	$239,399

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Wealth Management	$30,457	$26,355	$91,494	$72,090
Institutional Services
Institutional brokerage	946	1,244	3,253	3,828
Prime brokerage services	8,127	12,566	35,025	46,929
Institutional Services Total	9,073	13,810	38,278	50,757
Corporate Support and Other	1,562	1,248	4,129	2,494
Total	$41,092	$41,413	$133,901	$125,341

Income (loss) from continuing operations before equity in income (loss) of limited partnerships and income taxes:
Wealth Management	$7,290	$7,228	$24,272	$19,052
Institutional Services
Institutional brokerage	(194)	(23)	(465)	(524)
Prime brokerage services	(856)	(416)	(1,488)	361
Institutional Services Total	(1,050)	(439)	(1,953)	(163)
Corporate Support and Other	(4,586)	(4,047)	(15,909)	(27,644)
Total	$1,654	$2,742	$6,410	$(8,755)

Equity in income (loss) of limited partnerships:
Wealth Management	$669	$356	$1,212	$(799)
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support and Other	1,072	1,416	4,119	3,559
Total	$1,741	$1,772	$5,331	$2,760

Gain on step acquisition:
Wealth Management	$-	$-	$-	$-
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support and Other	-	-	-	3,000
Total	$-	$-	$-	$3,000

Income (loss) from continuing operations before income taxes:
Wealth Management	$7,959	$7,584	$25,484	$18,253
Institutional Services
Institutional brokerage	(194)	(23)	(465)	(524)
Prime brokerage services	(856)	(416)	(1,488)	361
Institutional Services Total	(1,050)	(439)	(1,953)	(163)
Corporate Support and Other	(3,514)	(2,631)	(11,790)	(21,085)
Total	$3,395	$4,514	$11,741	$(2,995)

Net income attributable to the noncontrolling interest in consolidated companies:
Wealth Management	$(1,262)	$(1,409)	$(3,631)	$(3,665)
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support and Other	-	-	-	-
Total	$(1,262)	$(1,409)	$(3,631)	$(3,665)